Exhibit 99


   RICHARD L. KEYSER ELECTED
   PRESIDENT AND CHIEF EXECUTIVE OFFICER
   OF W.W. GRAINGER, INC.

   CHICAGO (March 1, 1995) -- The Board of Directors of W.W. Grainger, Inc. elected Richard L. Keyser, 52, President and Chief Executive Officer, effective this date. Mr. Keyser, who joined the Company in 1986 as Vice President, Operations was elected Executive Vice President and a Director in 1992, and President and Chief Operating Officer in 1994.

        David W. Grainger, who has served as the Company's chief executive since 1968, will remain Chairman of the Board.

        The Office of the Chairman, the Company's senior executive group, will continue to be comprised of Jere D. Fluno, Vice Chairman;
   Mr. Grainger; and Mr. Keyser.

        Under the realigned structure, reporting to Mr. Fluno are finance, human resources, legal, and administrative services. Reporting to Mr. Keyser are the operating business units and information services.

        W.W. Grainger, Inc. (GWW), with 1994 sales of $3 billion, is a nationwide distributor of equipment, components, and supplies to the commercial, industrial, contractor, and institutional markets. GWW shares are traded on the New York and Chicago stock exchanges.


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